UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	16-1434688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike,
New Hartford, NY	13413-4991
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED PAR TECHNOLOGY CORPORATION 2015 EQUITY INCENTIVE PLAN
(Full title of the plan)

Cathy A. King
General Counsel and Secretary
PAR Technology Park
8383 Seneca Turnpike
New Hartford, NY 13413-4991
(Name and address of agent for service)

(315) 738-0600
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☑
Non Accelerated Filer ☐	Smaller Reporting Company ☑
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.02 par value per share	1,000,000	$26.08	$26,080,000.00	$3,160.90

(1)
Represents additional shares of the Registrant’s Common Stock that may be issued under the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of Registrant’s Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on July 5, 2019.

EXPLANATORY NOTE
PAR Technology Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 under the Securities Act to register an additional 1,000,000 shares of its common stock, par value $.02 per share (the “Common Stock”), issuable pursuant to the terms of the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan (the “Plan”). At the recommendation of the Registrant’s Board of Directors, the Registrant’s stockholders approved the Plan at the annual meeting of stockholders on June 10, 2019, increasing the number of shares available for issuance under the Plan by 1,000,000 shares of Common Stock. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (No. 333-208063) previously filed by Registrant with the Securities and Exchange Commission on November 16, 2015.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3(i) to Form 8-K filed May 29, 2014 of PAR Technology Corporation and incorporated herein by reference)

4.2	Bylaws, as amended May 22, 2014 (filed as Exhibit 3(ii) to Form 8-K filed May 29, 2014 of PAR Technology Corporation incorporated herein by reference)

4.3	Specimen Stock Certificate (filed as Exhibit 4 to Registration Statement on Form S-2 (Registration No. 333-04077 on May 20, 1996) of PAR Technology Corporation and incorporated herein by reference)

5.1	Opinion of Counsel*

23.1	Consent of Counsel (included in the opinion filed as Exhibit 5.1)*

23.2	Consent of BDO USA, LLP *

24.1	Power of Attorney (included on signature page)*

99.1	Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan*
 * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Hartford, State of New York, on this 9th day of July, 2019.

PAR TECHNOLOGY CORPORATION

By: /s/ Bryan A. Menar
Bryan A. Menar
Chief Financial and Accounting Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Savneet Singh and Bryan A. Menar, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Savneet Singh	Director, Chief Executive Officer and President (Principal Executive Officer)	July 9, 2019
Savneet Singh

/s/ Bryan A. Menar	Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)	July 9, 2019
Bryan A. Menar

/s/ Cynthia A. Russo	Director	July 9, 2019
Cynthia A. Russo

/s/ Douglas G. Rauch	Director	July 9, 2019
Douglas G. Rauch

/s/ John W. Sammon, Jr.	Director	July 9, 2019
John W. Sammon, Jr.

/s/ James C. Stoffel	Director	July 9, 2019
James C. Stoffel